CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-259753) of a.k.a. Brands Holding Corp. of our report dated March 9, 2023 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers
Melbourne, Australia
March 9, 2023